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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K


                  CURRENT REPORT UNDER SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (date of earliest event reported):   March 30, 2000
                        Commission File Number: 0-25386


                               FX ENERGY, INC.
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             (Exact Name of Registrant as Specified in its Charter)


                  NEVADA                             87-0504461
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     (State or other jurisdiction of               (IRS Employer
      incorporation or organization)             Identification No.)



           3006 HIGHLAND DRIVE
                SUITE 206
           SALT LAKE CITY, UTAH                        84106
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     (Address of Principal Executive                 (Zip Code)
                 Offices)

              Registrant's Telephone Number, including Area Code:
                               (801) 486-5555
                            --------------------



                                    N/A
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     (Former name, former address, and formal fiscal year, if changed since last report)



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                             ITEM 5.  OTHER EVENTS

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     FX ENERGY,  INC.  announced  March  30,  2000,  that  it  has  accepted  an invitation by  the  Polish Oil  and  Gas Company  (POGC)  to participate  in  an
exploration program  currently  underway  on  the west  side  of  Poland.    The
invitation was announced on March 6, 2000, and was accepted after a review of existing data by FX Energy. The area is referred to as Radlin and encompasses approximately 300,000 acres within a Permian basin that reportedly holds 80% of
Poland's known gas reserves.   The first well in  the Radlin program, the  Kleka
#11, a step-out to the 39 bcfe Kleka field, is currently drilling and is expected to reach total depth in May. Terms of the participation have not been announced.

     Additional drilling by FX Energy this year will focus on four additional 3-D prospects on trend with the Kaleje and Kleka fields in the Radlin area. FX Energy will also participate in acquiring additional 3-D seismic data this year. The wells in the Radlin program are in addition to exploration wells scheduled to be drilled during 2000 on each of the Warsaw West, Pomeranian and Carpathian concessions.

     The Wilga #3 well, an appraisal well to the Wilga #2 discovery in the Lublin concession, is currently drilling ahead at a depth of approximately 2,000 meters. The well is projected to reach a total depth of 2,800 meters in April. The Wilga #3 well will be followed immediately by the Wilga #4 development well, which has already been permitted.

     FX Energy also announced seismic acquisition will begin next week in the Wilga area to identify drillsite locations for possible expansion of the Wilga reservoir. The seismic program will also define other prospective structures in Block 255 near the Wilga discovery. Following seismic processing and interpretation, locations will be selected for the Wilga #5, #6 and #7 wells, all of which are currently scheduled for drilling this year, at approximately 60 day intervals.

      FX Energy and its partners are exploring and evaluating approximately 15.8 million acres in Poland. In addition, FX Energy is pursuing acquisition and exploitation opportunities to complement its ongoing long-term exploration program in Poland. Its shares are traded on NASDAQ.


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                                   SIGNATURES

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      Pursuant to the requirements of the  Securities Exchange Act of 1934,  the
Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated:  March 30, 2000                    FX ENERGY, INC.



                                          By/s/ Scott J. Duncan
                                            ------------------------------------
                                            Scott J. Duncan, Vice-President